   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999

                                                      REGISTRATION NO. 333-65963
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 AMENDMENT 6 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         EXPRESS CAPITAL CONCEPTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          6770                         84-1107140
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
      OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)
         ORGANIZATION)

                         EXPRESS CAPITAL CONCEPTS, INC.
                      26 WEST DRY CREEK CIRCLE, SUITE 600
                           LITTLETON, COLORADO 80120
                           TELEPHONE: (303) 794-9450
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              EARNEST MATHIS, JR.
                 PRESIDENT, CHAIRMAN OF THE BOARD AND TREASURER
                         EXPRESS CAPITAL CONCEPTS, INC.
                      26 WEST DRY CREEK CIRCLE, SUITE 600
                           LITTLETON, COLORADO 80120
                           TELEPHONE: (303) 794-9450
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           AARON A. GRUNFELD, ESQ.                         H. WAYNE TAYLOR, ESQ.
             RESCH POLSTER ALPERT                     MITCHELL SILBERBERG & KNUPP LLP
                 & BERGER LLP                           11377 WEST OLYMPIC BOULEVARD
     10390 SANTA MONICA BLVD., 4TH FLOOR               LOS ANGELES, CALIFORNIA 90064
        LOS ANGELES, CALIFORNIA 90025                    TELEPHONE: (310) 312-3120
          TELEPHONE: (310) 277-8300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As promptly as practicable after this Registration Statement becomes effective and after the effective time of the proposed merger described in this Registration Statement.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specific actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Express Capital's amended and restated Certificate of Incorporation provides that Express Capital is authorized to indemnify agents for breach of duty to the corporation and its shareholders in excess of the indemnification otherwise permitted by applicable law. Express Capital's amended Bylaws provide that Express Capital will indemnify its directors and officers, and may indemnify any of its employees and agents, to the fullest extent not prohibited by applicable law. Express Capital's amended Bylaws further provide, among other things, that Express Capital may modify the extent of such indemnification by individual contracts with its directors and that, subject to certain exceptions. Express Capital will not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such director.

     The Delaware General Corporation Law, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Express Capital's amended and restated Certificate of Incorporation provides that the liability of directors for monetary damages is eliminated to the fullest extent under applicable law.

     In connection with the merger, GreyStone has agreed to indemnify, defend and hold harmless, Mr. Mathis and his representatives from damages arising out of (i) the issuance by GreyStone of any securities of GreyStone prior to the effective date of the merger, (ii) any claims for rescission, breach of a representation or warranty, fraud, and breach of contract in connection with the issuance of any securities of GreyStone prior to the effective date of the merger, and (iii) any liability imposed under federal or state securities laws in connection with the issuance of any securities of GreyStone prior to the effective date of the merger. GreyStone has also agreed that it will reimburse Mr. Mathis for any damages he suffers in connection with any portion of this Registration Statement other than the sections related entirely to Express Capital.

     At present, there is no pending litigation or proceeding involving a director, officer or key employee of Express Capital as to which indemnification is being sought nor is Express Capital aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBIT
      NO.                        DESCRIPTION OF DOCUMENT
    -------                      -----------------------
       2.1     Agreement and Plan of Merger and Reorganization by and among
               Express Capital Concepts, Inc., Express Capital Acquisition
               Corp., GreyStone Technology, Incorporated and Mr. Earnest
               Mathis, Jr., dated as of August 11, 1997. See Annex A
               attached hereto.
       2.2     Amendment to Agreement and Plan of Merger and Reorganization
               dated as of October 1, 1998 by and among Registrant, Express
               Capital Acquisition Corp., GreyStone Technology,
               Incorporated and Mr. Earnest Mathis, Jr. See Annex A
               attached hereto.
       2.3     Second Amendment to Agreement and Plan of Merger and
               Reorganization. See Annex A attached hereto.
      *2.4     Indemnification Agreement dated as of October 19, 1998 by
               and between Mr. Earnest Mathis, Jr., Express Capital
               Concepts, Inc. and GreyStone Technology, Incorporated.
      *3.1     Certificate of Incorporation of the Registrant.
      *3.2     Bylaws of the Registrant.
       3.3     Amended and Restated Certificate of Incorporation of
               Registrant, to be effective after consummation of the
               proposed Merger. See Annex C attached hereto.
       3.4     Amended and Restated Bylaws of the Registrant, to be
               effective after consummation of the proposed Merger. See
               Annex D attached hereto.
      *4.1     Form of Common Stock Certificate of the Registrant.
      *4.2     Form of warrant to be issued to Chathams Rowe Venture
               Partners.
      *4.3     Form of Common Stock Certificate of the Registrant, to be
               used after amendment restatement of Registrants Certificate of Incorporation.
      *5.1     Legal Opinion of Mitchell Silberberg & Knupp LLP.
      *8.1     Tax Opinion of J.H. Cohn LLP.
      23.1     Consent of Angell & Deering.
      23.2     Consent of J.H. Cohn LLP.
     *23.3     Consent of Mitchell Silberberg & Knupp LLP (included in
               Exhibit 5.1).
      27.1     Financial Data Schedule of Registrant.
      27.2     Financial Data Schedule of GreyStone.
     *99.1     GreyStone form of proxy card.
     *99.2     Exchange Documentation with Chathams Rowe Venture Partners.

---------------
* Previously filed.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if. in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on November 12, 1999.

                                          EXPRESS CAPITAL CONCEPTS, INC.

                                          By:      /s/ EARNEST MATHIS
                                            ------------------------------------
                                                  President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ EARNEST MATHIS                         President, Secretary,       November 12, 1999
-----------------------------------------------------      Treasurer and Director

                                 EXHIBIT INDEX


    EXHIBIT
      NO.                        DESCRIPTION OF DOCUMENT
    -------                      -----------------------
      *2.1     Agreement and Plan of Merger and Reorganization by and among
               Express Capital Concepts, Inc., Express Capital Acquisition
               Corp., GreyStone Technology, Incorporated and Mr. Earnest
               Mathis, Jr., dated as of August 11, 1997. See Annex A
               attached hereto.
      *2.2     Amendment to Agreement and Plan of Merger and Reorganization
               dated as of October 1, 1998 by and among Registrant, Express
               Capital Acquisition Corp., GreyStone Technology,
               Incorporated and Mr. Earnest Mathis, Jr. See Annex A
               attached hereto.
      *2.3     Second Amendment to Agreement and Plan of Merger and
               Reorganization. See Annex A attached hereto.
      *2.4     Indemnification Agreement dated as of October 19, 1998 by
               and between Mr. Earnest Mathis, Jr., Express Capital
               Concepts, Inc. and GreyStone Technology, Incorporated.
      *3.1     Certificate of Incorporation of the Registrant.
      *3.2     Bylaws of the Registrant.
      *3.3     Amended and Restated Certificate of Incorporation of
               Registrant, to be effective after consummation of the
               proposed Merger. See Annex C attached hereto.
      *3.4     Amended and Restated Bylaws of the Registrant, to be
               effective after consummation of the proposed Merger. See
               Annex D attached hereto.
      *4.1     Form of Common Stock Certificate of the Registrant.
      *4.2     Form of warrant to be issued to Chathams Rowe Venture
               Partners.
      *4.3     Form of Common Stock Certificate of the Registrant, to be
               used after amendment restatement of Registrants Certificate of Incorporation.
      *5.1     Legal Opinion of Mitchell Silberberg & Knupp LLP.
      *8.1     Tax Opinion of J.H. Cohn LLP.
      23.1     Consent of Angell & Deering
      23.2     Consent of J.H. Cohn LLP.
     *23.3     Consent of Mitchell Silberberg & Knupp LLP (included in
               Exhibit 5.1).
     *27.1     Financial data schedule of Registrant.
     *27.2     Financial data schedule of GreyStone.
     *99.1     GreyStone form of proxy card.
     *99.2     Exchange documentation with Chathams Rowe Venture Partners.


---------------
 *  Previously filed.